EXHIBIT 10.1

THIS AGREEMENT DATED THIS 9th day of January, 2010

     BETWEEN:

                   SELGA AUTO LLC, a registered automobile dealer

In the State of Georgia with principal office in

Atlanta, Georgia.

                   (hereinafter referred to as the "Agent")

                                                               OF THE FIRST PART

     AND:

                  SELGA INC, a Nevada corporation with principal

                  Office located in Atlanta Georgia.

                   (hereinafter referred to as the "Corporation")

                                                              OF THE SECOND PART

     WHEREAS the Corporation wishes to retain the services of the Agent to provide the services hereunder described during the terms hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1. TERM

     The Corporation shall make use of the Agent’s services for a period of six months commencing on January 1, 2010 and continuing thereafter on a month to month basis until this Agreement is terminated in accordance with paragraph 8.

2. AGREEMENT

     The Agent shall assist the Corporation in bidding, and buying of automobiles and subsequent document handling upon successful bidding at the following automobile auctions: www.manheim.com, www.ove.com. The Corporation shall pay to Agent a service fee, as detailed in paragraph 6 herein, for each successful purchase of the automobile with the assistance of the Agent.

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3. MAXIMUM PURCHASE PRICE.

      The Agent’s bid for the automobile shall not exceed a sum set forth by the Corporation plus expenses of the purchase.

4. SERVICE FEE

     The payment for each successful auction sale as described under this Agreement shall be $300 payable by the Corporation to Agent. There shall not be any change to the Service Fee during the duration of this Agreement provided the change is agreed to in writing by both parties.

5. DUTIES OF CORPORATION

a)

Provide Agent with complete description of the automobile that it wishes the Agent to bid on, including VIN number, make, model and year.

b)

Provide Agent with the Maximum Purchase Price of each automobile that it wishes to purchase.

c)

Provide Payment in full within three business days to the Agent following successful purchase of the automobile.  Payment shall include the automobile purchase price, auction fees, and Agent’s fees.

6. DUTIES OF AGENT

a)

Use its best efforts to obtain the lowest possible price when bidding for automobiles on behalf of the Corporation.

b)

Not go over the Maximum Purchase Price of each automobile while bidding.

c)

Disclose all available information to Corporation about each vehicle which is available to the Agent and which can reasonably affect the value of the vehicle. Such information includes, but is not limited to: 1) the mechanical condition, 2) exterior car body condition, 3) interior of car condition, 4) title status.

d)

Perform its services diligently and faithfully to the best of the Agents abilities and in the best interest of the Corporation.

7. EXPENSES

     The Agent shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Agent from time to time in connection with carrying out his services hereunder.  For all such expenses the Agent shall furnish to the Corporation originals of all invoices or statements in respect of which the Agent seeks reimbursement.

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8. TERMINATION

     The Corporation or the Agent may terminate the Agreement by providing no less than

30 days resignation notice in writing.

9. CONFLICT OF INTEREST

     During the service period, the Agent shall promptly disclose to the board of directors full information concerning any interest, direct or indirect, of the Agent (as owner, shareholder,  partner,  lender or other  investor, director,  officer,  employee,  agent  or  otherwise)  or any member of his family in any business that is reasonably known to the Agent to purchase or otherwise  obtain  services or products  from,  or to sell or otherwise  provide

10. TIME IS OF THE ESSENCE

Time is of the essence for purposes of this Agreement.

11. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

 SELGA INC.                                     SELGA AUTO LLC.

/s/ Olegs Petusko

                      /s/ Eduard Magelis

- ---------------------                          -------------------------

Olegs Petusko                                  Eduard Magelis

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